Exhibit 10.3

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is made and entered into as of this ____ day of September 2020, by and between CliftonLarsonAllen LLP, a Minnesota limited liability partnership (the “Sublessor”) and Intrusion, Inc., a _________ corporation (the “Sublessee”).

RECITALS

WHEREAS, Sublessor (successor in interest to M. White & Associates, LLC, as successor in interest to Rogers & White, LLC) as tenant, and JBA Portfolio, LLC (successor in interest to Boxer F2, LP, as successor in interest to Parameter 101 E. Park Boulevard LP), as landlord (“Landlord”), entered into that certain Lease Agreement dated April 16, 2008 (the “Original Lease”), and amended by that First Amendment to Lease dated March 8, 2010 (the “First Amendment”), as amended by that Second Amendment to Lease dated on or about October 18, 2013 (the “Second Amendment”), as amended by that Third Amendment to Office Lease dated November 25, 2015 (the “Third Amendment”), as amended by that Fourth Amendment to Office Lease dated October 7, 2016 (the “Fourth Amendment”), as amended by that Fifth Amendment to Lease dated on or about October 19, 2018 (the “Fifth Amendment”).

WHEREAS, the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, and Fifth Amendment may be collectively referred to as the Lease. A copy of the Lease is attached hereto as Exhibit A and incorporated herein by this reference.

WHEREAS, the Lease provides, among other things, that Landlord lease to Sublessor approximately 17,250 rentable square feet of space commonly known as Suite 1200 (the “ 1200 Premises”) and 7,646 rentable square feet of space commonly known as Suite 1300 (the “Sublease Premises”) in a building whose street address is 101 East Park Blvd., Plano, Texas 75074 (the “Building”).

WHEREAS, all defined terms used herein and not otherwise defined herein, shall have the meanings ascribed to them in the Lease.

WHEREAS, subject to the terms and conditions contained herein, Sublessor desires to sublease the Sublease Premises to Sublessee and Sublessee desires to accept the sublease of the Sublease Premises from Sublessor.

AGREEMENTS

NOW THEREFORE, for and in consideration of the above recitals (which are hereby incorporated into this Agreement) and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

1.              SUBLEASE PREMISES: USE

(a)            Sublessor hereby subleases and demises to Sublessee, and Sublessee hereby agrees to sublease the Sublease Premises. Sublessee shall use the Sublease Premises for general office use consistent with that of similar office buildings of similar quality in the East Plano/Richardson Submarket.

(b)           Sublessee shall comply at all times with all rules and regulations promulgated from time to time in connection with the Lease. Sublessee shall comply, at Sublessee’s own expense, with all laws and regulations of any municipal, county, state, federal or public authority respecting the use of the Sublease Premises. Sublessee shall not, without the prior consent of Sublessor and Landlord, knowingly do or permit anything to be done which may result in a violation of the terms of this Sublease or the Lease or which may make Sublessor or Landlord liable for any damages, claims, fines, penalties, costs or expenses.

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(c)            Notwithstanding anything to the contrary herein, Sublessee shall have no rights to use or access the 1200 Premises. Sublessee agrees, covenants, and warrants that it will not take any action to disrupt Sublessor’s use of the 1200 Premises, and that it will not take any action or omission that would be considered a nuisance to the 1200 Premises.

2.              TERM

(a)            The term of this Sublease (the “Term”) shall commence on the later to occur of (i) October 1, 2020 and (ii) the day after the date Master Landlord consents to a fully executed copy of this Sublease (the “Commencement Date”) and shall terminate on September 30, 2023 (the “Expiration Date”) unless sooner terminated pursuant to the terms of this Sublease.

(b)            If the term of the Lease is terminated for any reason prior to the Expiration Date, this Sublease shall thereupon be terminated by that event without any liability of Sublessor to Sublessee by reason of such early termination. Any liability of Sublessee to make any payment under this Sublease, whether of Rent (as defined below) or otherwise, which shall have accrued prior to the Expiration Date or sooner termination of this Sublease, shall survive the expiration or sooner termination of this Sublease.

(c)            In the event that Sublessee remains in possession of the Sublease Premises after the Expiration Date, Sublessee shall be deemed to be a monthly tenant only at the holdover percentage equal to the holdover rate provided in Section 22 of the Original Lease, payable monthly in advance to Sublessor upon and subject to the same terms and conditions as described herein and in the Lease.

3.              RENT

(a)            Sublessee hereby agrees to pay to Sublessor rent as follows (the “Rent”):

Time	Rent Per Rentable Square Foot	Annual Rent	Monthly Installment of Rent
Commencement Date through Month 2 of the Term	$0.00/RSF	$0.00	$0.00
Month 3 of the Term through Month 14	$11.00/RSF	$84,106.00	$7,008.83
Month 15 of the Term through Month 26	$11.33/RSF	$86,629.18	$7,219.10
Month 27 of the Term through Expiration Date	$11.67/RSF	$89,228.82	$7,435.74

(b)            Rent shall be payable monthly in advance on the first day of each calendar month included in the Term by Sublessee to Sublessor at the office of Sublessor set forth in Section 16(b) (or such other place as Sublessor may designate in writing), without prior notice or demand therefor without any abatement, deduction or setoff. Rent for any partial month at the beginning or end of the Term shall be prorated based upon the actual number of days of such month included in the Term, unless otherwise provided in this Sublease. Notwithstanding the foregoing, the payment of Rent for the first month of the Term shall be due upon Sublessee’s execution of this Sublease.

(c)            Sublessee shall pay all Rent when due, in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment. All sums due and payable as Rent shall from and after the date which is ten (10) days after the due date bear interest at 10%, but in no event in excess of the maximum rate, if any, allowed by law. All interest accrued under this subsection as hereinabove provided shall be deemed to be additional rent payable hereunder and due at such time or times as the Rent with respect to which such interest shall have accrued shall be payable under this Sublease.

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(e)             Sublessee shall pay $8,920.33 as security deposit, which shall be held by Sublessor as security for the full and punctual performance by Sublessee of all of the terms of this Sublease. In the event Sublessee defaults in the performance of any of the terms of this Sublease, Sublessor may apply the whole or any part of the security deposit to the extent required for the payment of (i) any Rent or (ii) any sum which Sublessor may expend or may be required to expend by reason of Sublessee’s default, including without limitation, any damages or deficiency in the reletting of the Sublease Premises. Upon each such application, Sublessee will, on demand, pay to Sublessor the sum so applied, which shall be added to the security deposit so that the same shall be restored to the amount first deposited with Sublessor. If Sublessee shall fully and punctually comply with all of the terms of this Sublease, the amount of the security deposit, without interest, shall be returned to Sublessee within 30 days after the termination of this Sublease, delivery of exclusive possession of the Sublease Premises to Sublessor and the payment to Sublessor of any Rent owed hereunder.

(f)             Notwithstanding the foregoing, in the event Sublessee requests any extra or additional services from Landlord or Sublessor, Sublesee shall be solely responsible for the cost of any such extra or additional services.

4.              UTILITIES

Sublessee agrees that Sublessor shall not be held liable for: (a) any failure of water supply, electric current or any services by any utility;  (b) injury to person (including death) or damage to property resulting from steam, gas, electricity, water, rain or snow which may flow or leak from any part of the Sublease Premises or from any pipes, appliances, plumbing works from the street or subsurface or from any other place; and (c) temporary interference with lights or other easements, unless such failures, injuries or interferences are caused by the intentional act or gross negligence of Sublessor.

5.              CONDITION OF SUBLEASE PREMISES

(a)           Sublessor shall deliver the Sublease Premises to Sublessee in its current “as is” condition, and Sublessee expressly accepts the Sublease Premises “as-is” and “where-is.” Sublessor hereby expressly disclaims any and all warranties or representations made to Sublessee concerning the condition of the Sublease Premises, whether same were made by any officer, director or employee of Sublessor or any other agent of same, such as a broker.

(b)           Sublessee shall make no additions, alterations or improvements to the Sublease Premises, without the prior written approval of Landlord and Sublessor in each instance. Permitted improvements and alterations shall be in compliance with the Lease, all applicable Building codes and government regulations, and said improvements and alterations shall further be constructed in a good and workmanlike manner as is customary in the construction industry.

(c)            Sublessor shall provide Sublessee with use of all fixtures, furniture, and equipment currently in the Sublease Premises which belong to Sublessor (the “FF&E”) during the Term at no additional cost to Sublessee. Sublesee shall be solely responsible for maintaining the FF&E in good condition and proper working order during the Term, reasonable wear and tear excepted. Provided that Sublessee has fully performed its obligations under this Sublease by the Expiration Date, Sublessor shall transfer ownership of all FF&E to Sublessee on the Expiration Date for the price of $10.00.

(d)           Sublessee shall maintain the Sublease Premises in good order and repair throughout the Term, and shall perform such maintenance and repair to the Sublease Premises as is necessary to keep the Sublease Premises in such good order. Sublessee shall promptly repair any damages caused by Sublessee, and its employees, contractors and invitees to the Sublease Premises, which is in excess of normal wear and tear. In the event Sublessee fails to repair or restore any portion of the Sublease Premises, Sublessor may undertake such restoration or repair at Sublessee’s sole expense.

(e)            Upon the Expiration Date, Sublessee shall be responsible for timely vacating the Sublease Premises, cleaning the Sublease Premises to broom clean condition, and removing all of Sublessee’s personal property (including without limitation, the FF&E) from the Sublease Premises, provided however, in no event shall Sublessee remove any personal property and/or trade fixtures owned by Landlord, Sublessor, or another third party. Sublesee shall be solely responsible for repairing any damage caused by or related to Sublesee’s vacation of the Sublease Premises.

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6.            SIGNAGE AND PARKING

(a)           Any signs in the Building and/or Sublease Premises shall be subject to the approval of the Landlord and shall be in compliance with the requirements of the Lease. Sublessee shall apply for and obtain all permits required for the installation or maintenance of any sign or window display. All approved signage shall be installed by Sublessee at Sublessee’s sole cost and expense.

(b)           Sublessee shall sublease those parking spaces which Sublessor is entitled to use for the Sublease Premises pursuant to the Lease (i.e., 4 unreserved surface spaces per 1,000 rentable square feet of the Sublease Premises). Sublessee shall be responsible for all rent, charges and fees for such parking spaces and shall pay such amounts to Landlord (or to Sublessor if Landlord will not accept direct payment from Sublessee) before they are due.

7.            LANDLORD’S SERVICES

Sublessor shall use reasonable efforts to ensure that Landlord provides services to the Sublease Premises as set forth in the Lease, but shall have no obligation to request any additional services from Landlord on Sublessee’s behalf. Notwithstanding any such discontinuance of any service to be provided by Landlord pursuant to the Lease, this Sublease shall otherwise remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or entitle Sublessee to any abatement or diminution in the Rent.

8.              SUPERIORITY OF LEASE; SUBJECT TO LANDLORD CONSENT

(a)            This Sublease is subject and subordinate to the Lease. Except as may be inconsistent with the terms and provisions hereof, the terms and provisions of the Lease shall be applicable to this Sublease and shall be incorporated into this Sublease, as if Sublessor was the landlord under the Lease and Sublessee was the tenant under the Master Lease. In the event of a conflict between the terms of the Lease and this Sublease, the terms of the Lease shall govern. Sublessee shall in no case have any rights under this Sublease greater than Sublessor’s rights as tenant under the Lease.

(b)            Sublessee acknowledges that in the event of a (i) termination of the Lease, or (ii) re-entry or dispossess by Landlord, then Landlord may, at its option, take over all of the right, title and interest of Sublessor hereunder and Sublessee agrees that it shall, at Landlord’s option, attorn to Landlord, subject to the terms and conditions provided in Section 10(e) of the Original Lease.

(c)            Sublessee shall observe and perform for the benefit of Landlord and Sublessor, each and every term, covenant, condition and agreement of the Lease which Sublessor is required to observe or perform with respect to the Sublease Premises as tenant under the Lease. Except as otherwise specifically provided in this Sublease, all of the terms, covenants, conditions and agreements which Landlord or Sublessor are required to observe or perform with respect to the Sublease Premises as parties to the Lease are hereby incorporated herein by reference and deemed to constitute terms, covenants, conditions and agreements which Sublessor and Sublessee are required to observe or perform under this Sublease as if set forth herein at length, mutatis mutandis.

(d)            The time limits contained in the Master Lease for the giving of notices, making of demands or performing any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by one (1) day so that in, each instance Sublessee shall have one (1) day less time to observe or perform hereunder than Sublessor has as the tenant under the Master Lease; this provision shall not be applicable to any time limit contained in the Master Lease which is less than three (3) days.

(e)            Notwithstanding all of the other terms and provisions of this Sublease, this Sublease is conditioned upon and shall not be effective until Landlord approves this Sublease in writing.

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9.              MUTUAL INDEMNITY

(a)            Sublessee agrees to indemnify, hold harmless and shall forever defend Sublessor from and against any and all damages, claims, costs, suits, proceedings, losses and liabilities (to persons or property) which result or arise from or in connection with (i) the use, occupancy, management, repair, maintenance or control of the Sublease Premises by Sublessee or Sublessee’s agents, employees, contractors, licensees or invitees, (ii) Sublessee’s breach of this Sublease, or (iii) the misconduct or gross negligence of Sublessee. Sublessee shall assume all of the reasonable costs associated with defending against any claims, suits, proceedings or actions brought against Sublessor in respect of the foregoing, including without limitation, attorney’s fees and expenses.

(b)            Sublessor agrees to indemnify, hold harmless and shall forever defend Sublessee from and against any and all damages, claims, costs, suits, proceedings, losses and liabilities (to persons or property) which result or arise from or in connection with (i) Sublessor’s breach of this Sublease, or (ii) Sublessor’s misconduct or gross negligence. Sublessor shall assume all of the reasonable costs associated with defending against any claims, suits, proceedings or actions brought against Sublessee in respect of the foregoing, including without limitation, attorneys’ fees and expenses.

10.            INSURANCE; SUBROGATION

(a)            During the Term, Sublessee shall maintain all insurance required of Sublessor as tenant under the Lease, and all liability policies and property coverages shall name both Landlord and Sublessor as additional insureds thereunder. Sublessee shall provide Sublessor copies of its certificates of insurance evidencing compliance with this section prior to Sublessee’s entry into the Sublease Premises.

(b)           Anything in this Sublease to the contrary notwithstanding, Sublessor and Sublessee each waives any and all rights of recovery, claim, action, or cause-of-action, against the other, its agents (including without limitation, partners (both general and limited), officers, directors, shareholders, customers, invitees, or employees), for any loss or damage that may occur to the Sublease Premises, or any improvements thereto, or any improvements thereon, or any personal property of such party therein, by reason of fire, the elements or any other cause which is actually insured against by Sublessor or Sublessee or which could be insured against under the coverage of a special perils form or all-risk policy of property insurance, regardless of cause or origin, including without limitation, negligence of the other party, its agents, partners, shareholders, officers, directors, partners, customers, invitees or employees. Each party covenants that no insurer shall hold any right of subrogation against such other party with respect to any claim for property damage.

11.           ASSIGNMENT: SUBLETTING: ACCESS TO SUBLEASE PREMISES

(a)            Sublessee shall not, by operation of law or otherwise, assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest therein, or sublet the Sublease Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Sublease Premises by any person, without (i) the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned, or delayed, (ii) the prior written consent of Landlord, and (iii) satisfying all the terms and conditions for an assignment, transfer, or sublease as specified in the Lease. Notwithstanding Sublessor’s and Landlord’s consent to any such assignment or subletting, Sublessee shall not be released from any of its obligations or liabilities hereunder.

(b)           Except for Sublessee’s employees and invitees, Sublessee shall not permit any person, except for Sublessee’s employees, guests, invitees and clients, to enter into, use or occupy the Sublease Premises for any reason, without in each case the prior written consent of Sublessor. Sublessee shall be solely responsible for the employees, clients, guests and invitees of Sublessee throughout the Term.

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12.            SUBLESSEEE DEFAULT: REMEDIES

(a)            The term “Default” as used herein shall mean: (i) any failure by Sublessee to pay or perform, as the case may be, any of its obligations hereunder (including Sublessee’s failure to pay Rent when due hereunder); (ii) an assignment by Sublessee for the benefit of its creditors or the appointment of a receiver for Sublessee’s asset or the filing by Sublessee of a voluntary or involuntary petition in any bankruptcy or insolvency proceeding, or the adjudication of Sublessee as bankrupt under any applicable bankruptcy or insolvency statute, or the general inability of Sublessee to pay its debts when due; (iii) any violation of Sublessee of any of the other terms of this Sublease or the Lease: or (iv) any event or circumstance that would be a default under the Lease if Sublessee was the tenant thereunder, with respect to the Sublease Premises.

(b)            In the case of any Default, Sublessor, in its sole reasonable discretion, shall have and may exercise any one or more of the following rights and remedies (in addition to all rights and remedies available to Sublessor at law and equity and under the Lease as if Sublessor was the Landlord thereunder, but subject to Landlord’s rights, rules and regulations):

(i)             To terminate the Sublease, at which time Sublessee shall immediately vacate the Sublease Premises, and pay all Rent due hereunder for the remaining Term of the Sublease.

(ii)            To enter and take possession of the Sublease Premises, and occupy, relet, and/or assign the same (provided that Sublessor shall have no obligation to let or relet the Sublease Premises).

(iii)           Make repairs as Sublessor deems appropriate (at the cost of Sublessee) and perform any and all acts in connection with the leasing, management and operation of the Sublease Premises as Sublessor, in its sole discretion, may deem proper.

(iv)           To the full extent permitted by any applicable statute or rule of law, to maintain any and all actions at law, suits in equity, or any other appropriate proceeding, to seek the cure or remedy of such Default.

(c)            The exercise by Sublessor of one or more of any or all of its remedies in the case of Default shall not in any manner release Sublessee from its liability for Rent and its other obligations to Sublessor pursuant to this Sublease, but any amounts recovered by Sublessor as a result of its exercise of one or more of any such remedies shall be applied toward Sublessee’s liability to Sublessor after deducting any reasonable costs of recovery or collection.

(d)            The receipt by Sublessor of any Rent with knowledge of the breach of any covenant of this Sublease by Sublessee shall not be deemed a waiver of such breach or any subsequent breach of this Sublease by Sublessee. No provision of this Sublease shall be deemed to have been waived by Sublessor unless such waiver be in writing signed by Sublessor.

13.            DEFAULT BY SUBLESSOR

(a)           If Sublessor should fail to observe, perform or comply with any term provision or condition of this Sublease to be performed by Sublessor, and if such failure continues for 30 days following Sublessor’s receipt of notice thereof from Sublessee, Sublessor shall be in default under this Sublease; provided however, that if such failure is of such a character as to require more than 30 days to cure, Sublessor shall not be in default unless Sublessor does not commence such cure within 30 days and thereafter diligently proceed curing such failure. Upon the occurrence of any uncured default by Sublessor, Sublessee shall have all rights, powers and privileges as are had by Sublessor as tenant under the Lease and are otherwise available under law or equity.

(b)            Neither Landlord nor Sublessor shall be liable in any manner for any damages, expenses, losses, costs or liabilities (to person or property) resulting from, or relating to, a breach, default or the acts or omissions of other tenants or subtenants of the Building. Sublessee hereby releases Landlord and Sublessor and its partners, shareholders, owners, employees, agents, and representatives from any and all such liabilities.

(c)            Sublessee understands and agrees that all of Sublessee’s property is kept in the Sublease Premises at Sublessee’s sole risk.

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14.            CASUALTY AND CONDEMNATION.

In the event of damage to the Sublease Premises by fire or other casualty or if a condemnation occurs, Sublessor shall use reasonable efforts to encourage Landlord to promptly restore the Sublease Premises and the Building in accordance with the Lease. If the Sublease Premises is damaged by a fire or other casualty or if a condemnation occurs, and if Sublessor is entitled to abatement of Rent under the Lease, then the Rent due hereunder shall also be abated proportionately.

15.            REPRESENTATIONS AND WARRANTIES

(a)            Sublessor represents and warrants that: (i) Sublessor is the tenant under the Lease and has the unrestricted right and authority to execute this Sublease and to grant Sublessee the rights granted hereunder, and (ii) Sublessor is not the subject of any bankruptcy, insolvency or probate proceeding.

(b)           Sublessee represents and warrants that: (i) Sublessee has the unrestricted right and authority to execute this Sublease and to enter into a lease for the Sublease Premises as described herein; (ii) Sublessee is not the subject of any bankruptcy, insolvency or probate proceeding, (iii) Sublessee is not subject to any pending lawsuit, arbitration, or legal proceeding that would reasonably be expected to affect Sublessee’s ability to perform its obligations under this Sublease, (iv) Sublessee satisfies the conditions of a proposed transferee as provided in Section 10(b) of the Original Lease, and (v) Sublessee is currently in compliance with, and shall at all times during the Term remain in compliance with, the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those relating to persons named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

16.            MISCELLANEOUS

(a)            Time is of the essence with respect to this Sublease.

(b)           Any notice required or permitted to be given under this Sublease shall be deemed to have been sufficiently given if personally delivered or mailed by registered or certified mail, postage prepaid, or overnight courier addressed to the party to be notified at the following addresses:

IF TO SUBLESSOR:	CliftonLarsonAllen LLP
Attn: Beth Peterson
220 South Sixth Street, Suite 300
Minneapolis, Minnesota 55402

With a copy to:
Newmark Knight Frank
Global Corporate Services
5201 Tennyson Parkway, Suite 200
Plano, Texas 75024

IF TO SUBLESSEE:	Intrusion, Inc.
_____________________________
_____________________________

or at such other address as may be furnished by notice pursuant to this paragraph.

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(c)            This Sublease shall be binding upon Sublessor and Sublessee and inure to the benefit of the successors and assigns of Sublessor.

(d)            This Sublease shall be governed by the laws of the State of Texas. Sublessee consents to Landlord’s and/or Sublessor’s choice of venue for any legal proceeding brought by Landlord, Sublessor or Sublessee to enforce the terms of this Sublease. All rights and remedies of Sublessor under this Sublease shall be cumulative and none shall exclude any other rights or remedies allowed by law. Each party hereto waives the right to a jury in any litigation arising under or with respect to this Sublease.

(e)            The non-prevailing party shall pay to the prevailing party all costs and expenses, including, without limitation, court costs and reasonable attorneys’ fees, incurred by the prevailing party (i) in enforcing any of the covenants and provisions of this Sublease, or (ii) in any action brought by the non-prevailing party against the prevailing party, if the non-prevailing party fails to obtain a final unappealable judgment against the prevailing party.

(f)             Sublessor and Sublessee acknowledge that they are not partners or joint ventures (and that Sublessee is not an employee of Sublessor). Sublessee agrees not to hold itself out as an employee or agent of Sublessor for any reason.

(g)            This Sublease constitutes the full and complete understanding between the parties regarding the subject matter hereof and all prior agreements, either oral or written, are hereby superseded. This Sublease may only be amended by an instrument in writing signed by the parties hereto and approved by Landlord.

(h)           At any time and from time to time within 10 days after a written request from Sublessor or Landlord, Sublessee shall execute, acknowledge and deliver to the Sublessor or Landlord a written statement certifying (i) that this Sublease has not been modified and is in full force and effect or, if there has been a modification of this Sublease, that this Sublease is in full force and effect as modified, and stating such modifications, (ii) the dates to which the Rent hereunder have been paid, (iii) that to the best of Sublessee’s knowledge, no defaults exist under this Sublease or, if any defaults do exist, specifying the nature of each such default and (iv) as to such other matters pertaining to the terms of this Sublease as Sublessor or Landlord may reasonably request.

(i)             Sublessee shall, and may peacefully have, hold and enjoy the Sublease Premises, subject to the other terms hereof, so long as a default by Sublessee under this Sublease has not occurred.

(j)            Sublessor warrants and represents that it has not dealt with any real estate broker or agent in connection with this Sublease or its negotiation except for Andrew Blaustein of Newmark Knight Frank (the “Sublessor Broker”). Sublessee warrants and represents that it has not dealt with any real estate broker or agent in connection with this Sublease except for STREAM REALTY PARTNERS – DFW, L.P. (the “Sublessee Broker”). Sublessor agrees to indemnify, defend and hold harmless, Sublessee from and against any claims made by any broker or other person other than Sublessor Broker for a brokerage commission, finder’s fee, or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including without limitation, reasonable attorneys’ fees). Sublessee agrees to indemnify, defend and hold harmless, Sublessor from and against any claims made by any broker or other person other than Sublessee Broker for a brokerage commission, finder’s fee, or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including without limitation, reasonable attorneys’ fees). Sublessor shall pay Sublessee Broker a market commission pursuant to a separate agreement.

(k)            This Sublease may be executed in counterparts, and all counterparts so executed shall constitute one Sublease, binding upon both parties, notwithstanding that both parties are not signatories to the original or the same counterpart. This Sublease may be executed and delivered by facsimile or electronic transmission, in one or more counterparts, and such transmission or counterpart shall be deemed to have the same effect as an originally signed copy of this Sublease

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Sublease effective as of the day and year first above written.

SUBLESSOR:

CliftonLarsonAllen LLP,

a Minnesota Liability Limited Partnership

By: /s/ G. Scott Engelbrecht
G. Scott Engelbrecht, Chief Operating Officer

SUBLESSEE:

Intrusion, Inc.,

a _________ corporation

By:____________________________
Name: _________________________

Title: __________________________

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The Sublease is hereby approved and consented to by Landlord.

LANDLORD: JBA PORTFOLIO, LLC

By:______________________________
Name: ___________________________

Title: ____________________________

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EXHIBIT A

Lease

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